SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

FAR PEAK ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39749	98-1563569
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 6th Ave #342 New York, New York		10011
(Address of principal executive offices)		(Zip Code)

(917) 737-1541

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	FPAC.U	The New York Stock Exchange
Class A Ordinary Shares included as part of the units	FPAC	The New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	FPAC.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously reported, on December 7, 2020, Far Peak Acquisition Corporation, a Cayman Islands exempted company (the “Company”), consummated its initial public offering (the “IPO”) of 55,000,000 units (the “Units”).

On December 21, 2020, the Company closed the sale (the “Over-Allotment Closing”) of an additional 5,000,000 Units pursuant to the partial exercise by the underwriters of their over-allotment option (the “Over-Allotment Option”). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. Following the closing of the Over-Allotment Option, an aggregate amount of $600,000,000 has been placed in the Company’s trust account established in connection with the IPO.

An audited balance sheet as of December 7, 2020 reflecting receipt of the proceeds upon consummation of the IPO has been issued by the Company and previously filed as Exhibit 99.1 to a Current Report on Form 8-K on December 11, 2020. The Company’s unaudited pro forma balance sheet as of December 7, 2020, adjusted for the Over-Allotment Closing on December 21, 2020 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Unaudited Pro Forma Balance Sheet as of December 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2020	FAR PEAK ACQUISITION CORPORATION

	By:	/s/ David W. Bonanno
	Name:	David W. Bonanno
	Title:	Chief Financial Officer and Secretary